Exhibit 99.1

For Immediate Release

Intelligroup Reports a 200 Basis Point Improvement in Q2 2009
Gross Margin and EPS of $0.08 vs. $0.03 in Q2 2008

- Hosts Conference Call & Webcast Today at 10:00 a.m. EDT -

Princeton, NJ, July 30, 2009 – Intelligroup, Inc. (OTC BB: ITIG), an information technology and outsourcing services provider principally focused on enterprise resource planning (ERP) and extended ERP solutions, today announced its financial results for the second quarter ended June 30, 2009. Intelligroup will host a conference call today at 10:00 a.m. EDT to review its financial results.

Conference Call/Replay: Dial 800-918-9476 or 212-231-2905. A phone replay will be available until August 3, 2009 by dialing 800-633-8284 or 402-977-9140, passcode: 21430875.

Webcast: Available live at www.intelligroup.com/ig_events_webcasts.html or www.earnings.com and archived for 30 days.

Q2 Highlights:

  Q2 ’09 revenue remained flat at $31 million compared to Q1 ‘09 revenue of $30.9 million and decreased 22.7% compared to $40.1 million in Q2 '08

  Q2 ’09 gross margin rose to 34.5% compared to 31.2% in Q1 ’09 and 32.5% in Q2 ’08

  Q2 ’09 operating margin rose to 9.3% compared to 5.9% in Q1 ’09 and 6.5% in Q2 ’08

  Q2 ’09 foreign exchange (fx) gain of $0.7 million compared to an fx loss of $0.6 million in Q1 ’09 and an fx loss of $1.4 million in Q2 ’08

  Q1 ’09 net income of $3.2 million, or $0.08 per diluted share, compared to $0.8 million, or $0.02 per diluted share, in Q1 ’09 and $1.1 million, or $0.03 per diluted share, in Q2 ’08

  Q2 ’09 cash from operating activities of $4.4 million; $10.6 million year-to-date

  Cash and cash equivalents including short-term investments were $20.3 million as of June 30, 2009, compared to $15.9 million at March 31, 2009 and $11.2 million at December 31, 2008

  Intelligroup added 32 new customers globally in Q2 ‘09
Overview of Key Operating Metrics:
	Q2' 09	Q1' 09	Q4' 08	Q3' 08	Q2' 08	2008	2007
Utilization Rate	78%	72%	70%	72%	73%	71%	70%
Billing Rates – Offshore	$21	$22	$24	$24	$23	$24	$21
Billing Rates – Onsite	$105	$106	$110	$108	$106	$107	$103
Revenue Mix – Offshore	32%	32%*	32%	29%	30%	30%	28%
Revenue Mix – Onsite	68%	68%*	68%	71%	70%	70%	72%
Top 10 Customer Revenue %	39%	36%	38%	36%	36%	35%	41%
* Corrected from Q1 ’09 release

Intelligroup President and Chief Executive Officer, Vikram Gulati, commented, "We have made meaningful advances during the past six months to enhance productivity in spite of lower levels of business. These actions are reflected in our financial results for the June quarter and demonstrate our ability to execute on our plan to make Intelligroup more operationally efficient. Though the business environment continued to be challenging in Q2, we are seeing some encouraging signs in the overall IT services sector, including a much greater degree of receptiveness from many of our customers and prospects to discuss new or expanded initiatives.”

Mr. Gulati concluded, “We are pleased with our position in the marketplace and remain encouraged by the clear relevance of our value proposition within the ERP space. The guiding roadmap of the entire Intelligroup organization is on continually improving our customer satisfaction. In this regard, we are honored to have been acknowledged over the last several months with various awards for the quality of our work and for the high level of customer service we bring to our clients.“

Q2 Operating Results:
Revenues for Q2 '09 decreased 22.7% to $31.0 million, compared to $40.1 million in Q2 '08, however remained flat compared to Q1 ’09. In spite of continued top-line challenges, gross margins expanded to 34.5%, a 200 basis point improvement versus the year ago period, and a 330 basis point increase as compared to Q1 ’09.

SG&A, including depreciation and amortization, decreased by 25.0% to $7.8 million compared to $10.4 million in Q2 ’08, while remaining flat compared to Q1 ’09. Q2 ’09 operating income was $2.9 million, or 9.3% of revenues, a 280 basis point improvement over $2.6 million, or 6.5% of revenues, in Q2 ’08 and a 340 basis point improvement compared to operating income of $1.8 million, or 5.9% of revenues, in Q1 ’09.

Intelligroup recorded a foreign exchange gain of $0.7 million in Q2 ‘09, reflecting the strengthening of the Indian Rupee versus the U.S. Dollar as compared to previous quarters. This compares to a net foreign exchange loss of $1.4 million in Q2 ’08 and a net foreign exchange loss of $0.6 million in Q1 ’09. Tax expenses totaled $0.6 million in Q2 ’09 as compared to $0.3 million in Q2 ’08 and $0.5 million in Q1 ‘09, commensurate with the increase in profits.

Q2 ’09 net income was $3.2 million, or $0.08 per diluted share, compared to Q2 ’08 net income of $1.1 million, or $0.03 per diluted share, and Q1 ’09 net income of $0.8 million, or $0.02 per share. Diluted shares outstanding were 41.5 million in Q2 ’09, a decrease of 1.7% and 1.0% compared to Q2 ’08 and Q1 ’09, respectively, as the Company continued to purchase shares under its share repurchase program. During Q2 2009, Intelligroup repurchased 86,800 shares of common stock at an average price of $1.41. Intelligroup purchased 671,650 shares at an average cost of $1.49 per share in the first half of 2009, bringing purchases since the inception of the program to 750,950 shares.

Intelligroup generated cash from operating activities of $4.4 million in Q2 ’09, ending the quarter with $20.2 million of cash and cash equivalents and short term investments, net of line of credit borrowings, an increase of approximately $9 million from year-end 2008.

Alok Bajpai, CFO, added, “Excellent execution throughout our organization contributed significantly to our performance this quarter. Targeted revenue opportunities along with disciplined cost management and a keen focus on working capital helped drive strong cash flow from operations and generate EPS of $0.08 per share. With Intelligroup’s strong financial position and our commitment to manage our businesses with an intense focus on improving productivity, we are confidant that we will meet future opportunities and challenges successfully.”

About Intelligroup, Inc.
Intelligroup is an ERP-focused enterprise applications systems integrator providing consulting, implementation, testing, application management and other IT services for global corporations. The Company possesses deep expertise and proprietary tools in industry-specific enterprise solutions and has been recognized by clients, partners including SAP and Oracle, and IT industry analysts for consistently exceeding expectations. Intelligroup is the recipient of the 2007 and 2009 Pinnacle Award from SAP, nominated as a finalist for the Oracle 2007 Titan Awards, received the 2009 Supply-Chain Technology Management Excellence Award from the Supply-Chain Council and in 2009 and named one of the “50 Best Managed Global Outsourcing Vendors” by the Black Book of Outsourcing. Intelligroup’s global service delivery model combines onsite teams and offshore development capabilities to deliver solutions that accelerate results, reduce costs and generate meaningful ROI for clients. Intelligroup clients include Varian Medical, Reckitt Benckiser, Royal Greenland, SAP, Magellan, Hershey’s, Eastman Chemical Company and Hitachi. For more information please visit www.intelligroup.com.

Safe Harbor for Forwarding-looking Statements:
Certain statements contained herein, including statements regarding the development of services and markets, future demand for services and the effect of the share repurchases by the Company and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including future financial performance and the effect of share repurchase by the company. Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, the continuation of the current global economic crisis or further deterioration of the global economy, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, volatility caused by fluctuations in the currency markets, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption "Risk Factors" in Intelligroup's annual report on Form 10-K for the period ended December 31, 2008. Intelligroup disclaims any intention or obligation to update forward looking statements as a result of developments occurring after the date of this press release.

Intelligroup, the Intelligroup logo and ‘Creating the Intelligent Enterprise’, are trade-marks of the Company. 4Sight, 4Sight Plus, PowerUp Services, HotPac Analyzer and Uptimizer are service marks of Intelligroup.

All other trademarks and company names mentioned are the property of their respective owners

INVESTOR CONTACTS:
Norberto Aja, David Collins
Jaffoni & Collins Incorporated
(212) 835-8500
itig@jcir.com

(tables to follow)

INTELLIGROUP, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008
(In thousands except par value)

	June 30	December 31
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,496	$10,161
Short-term Investments	1,826	1,031
Accounts receivable, less allowance for doubtful accounts of $2,089 and
$1,996 at June 30, 2009 and December 31, 2008, respectively	21,024	23,805
Unbilled services, less allowance for doubtful accounts of $20 as at June
30, 2009 and December 31, 2008	5,843	10,456
Deferred tax asset, current portion	679	545
Prepaid expenses and Prepaid Taxes	1,043	1,115
Other current assets	868	617
Total current assets	49,779	47,730
Property and equipment, net	3,917	5,041
Goodwill and Intangibles	2,092	1,941
Restricted Cash & Investments	2,193	882
Prepaid taxes	888	393
Deferred taxes and other assets	2,521	4,243
Total Assets	$61,390	$60,230
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit borrowings	$125	$125
Accounts payable	3,571	4,441
Accrued payroll and related taxes	9,953	11,609
Accrued expenses and other current liabilities	3,920	4,930
Deferred revenue, current portion	1,372	735
Tax Payable	1,046	—
Capital lease and deferred rent, current portion	612	805
Total current liabilities	20,599	22,645
Obligations under capital lease, net of current portion	287	533
Deferred revenue, net of current portion	385	454
Other long-term liabilities	989	1,556
Total Liabilities	22,260	25,188
SHARE HOLDERS' EQUITY
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or
outstanding	—	—

Common stock, $.01 par value, 65,000 shares authorized
at June 30, 2009 and December 31, 2008 and 41,442 and 42,114 shares issued and outstanding at June 30, 2009 and December 31, 2008,
respectively	414	421
Additional paid-in capital	71,475	72,089
Accumulated deficit	(30,120)	(34,100)
Accumulated other comprehensive income	(2,639)	(3,368)
Total shareholders’ equity	39,130	35,042
Total liabilities and shareholders’ equity	$61,390	$60,230

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
in thousands OF U.S. dollars except per share data

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30		JUNE 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenue	$30,960	$40,137	$61,829	$78,590
Cost of revenue	$20,267	27,099	$41,515	54,128
Gross profit	10,693	13,038	20,314	24,462

Selling, general and administrative expenses	7,034	9,670	14,292	18,668
Depreciation and amortization	794	743	1,348	1,463
Total operating expenses	7,828	10,413	15,640	20,131

Operating Income	2,865	2,625	4,674	4,331

Interest income	31	70	64	176
Interest expense	(18)	(196)	(38)	(356)
Foreign currency transaction gain (loss), net	729	(1,410)	114	(1,059)
Other income (expense), net	190	357	289	543

Income before income taxes	3,797	1,446	5,103	3,635
Provision for income taxes	593	$312	1,123	$638
Net Income	$3,204	$1,134	$3,980	$2,998

Basic net income per share	$0.08	$0.03	$0.10	$0.07
Diluted net income per share	$0.08	$0.03	$0.10	$0.07

Weighted average no. of common shares
outstanding - Basic	41,498	42,160	41,608	42,160
- Diluted	41,516	42,248	41,626	42,369

INTELLIGROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR SIX MONTH ENDED JUNE 30, 2009 AND 2008
(USD in thousands)

	SIX MONTHS ENDED JUN 30,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net Income	$3,980	$2,998
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Depreciation and amortization	1,620	1,793
Provision for doubtful accounts and advances	467	640
Stock compensation expense	383	555
Loss/ (Profit) on sale of fixed assets	20	—
Exchange (gain) loss	(1,480)	(1,595)
Deferred taxes	(266)	(771)
Changes in operating assets and liabilities:
Accounts receivable	2,852	(2,292)
Unbilled services	4,697	(950)
Prepaid taxes	(435)	—
Prepaid expenses and other current assets	(190)	283
Other assets	(106)	(75)
Restricted Cash	717	(104)
Accounts payable	(120)	(451)
Accrued payroll and related taxes	(1,724)	(282)
Accrued expenses and other current liabilities	(950)	(312)
Deferred revenue and advanced payments	608	(590)
Income taxes payable	634	1,295
Other long-term liabilities	(59)	1,617
Net cash provided by operating activities	$10,648	$1,759
Cash flows from investing activities:
Purchase of property and equipment	$(682)	$(295)
Proceeds from sale of equipment	—	33
Purchases of investments	(7,803)	—
Proceeds from sale of Investments	7,049	—
Net cash used in investing activities	$(1,436)	$(262)
Cash flows from financing activities:
Principal payments under capital leases	$(138)	$(365)
Stock Repurchase	(1,004)	—
Net change in line of credit borrowings	—	(1,052)
Net cash used in financing activities	$(1,142)	$(1,418)
Effect of foreign currency exchange rate changes on cash	$265	$(397)
Net increase (decrease) in cash and cash equivalents	8,335	(319)
Cash and cash equivalents - beginning of year	$10,161	$8,419
Cash and cash equivalents - end of the period	$18,496	$8,100